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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


      Date of Report (Date of earliest event reported): September 17, 2002


                           BLUE RIVER BANCSHARES, INC.
                           ---------------------------
             (Exact name of Registrant as specified in its charter)


         Indiana                        0-24501                   35-2016637
----------------------------     ------------------------    -------------------
(State or other jurisdiction     (Commission File Number)       (IRS Employer
     of incorporation)                                       Identification No.)


    29 East Washington Street
       Shelbyville, Indiana                                          46176
    --------------------------                                      --------
(Address of Principal Executive Offices)                            Zip Code


                                 (317) 398-9721
               --------------------------------------------------
              (Registrant's telephone number, including area code)



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ITEM 1.  CHANGES IN CONTROL OF REGISTRANT

         On September 17, 2002, Russell Breeden, III, Wayne C. Ramsey and L. Gene Tanner completed their purchase of 321,089 shares of common stock of Blue River Bancshares, Inc., comprising approximately 17.2% of Blue River's issued and outstanding shares of common stock on such date, from Blue River. Currently, Messrs. Breeden, Ramsey and Tanner have a collective percentage ownership interest of approximately 18.3%. Messrs. Breeden, Ramsey and Tanner paid $4.73 per share for the shares acquired from Blue River for a total purchase price of approximately $1,500,000. Messrs. Breeden, Ramsey and Tanner acquired such shares with personal funds.

         On or about October 15, 2002, Blue River expects to sell 535,148 shares of its common stock to individuals of high net worth to be identified by Messrs. Breeden, Ramsey and Tanner. It is possible that Messrs. Breeden, Ramsey or Tanner may purchase some or all of these shares. If they were to acquire all of these shares, following the second closing by Blue River, those individuals would have a collective percentage ownership interest in Blue River of approximately 36.5%. These shares will be sold for $4.73 per share for a total purchase price of approximately $2,500,000. The shares will not be registered under the Securities Act of 1933 and may not be offered or sold in the United States by the investors absent registration or an applicable exemption from registration requirements.

         Pursuant to Blue River's agreement with the investors, Mr. Breeden was elected to the Board of Directors of Blue River for a term ending in 2003. Mr. Breeden was also elected to the Board of Directors of Shelby County Bank, a wholly-owned subsidiary of Blue River for a term ending in 2003. Mr. Ramsey was elected to the Board of Directors of Blue River for a term ending in 2005. In 2003, Mr. Breeden will be entitled to designate another director of Blue River for a three year term. Subject to the fiduciary duties of the Board of Directors, Blue River and Shelby County Bank will also include Mr. Breeden on their respective slates of directors for additional three year terms after Mr. Breeden's initial terms expire.

         Blue River's common stock is traded on the Nasdaq SmallCap Stock Market under the symbol BRBI.

         Statements in this Form 8-K which express "belief", "intention", "expectation" or "prospects", as well as other statements which are not historical fact, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and involve certain risks and uncertainties.

ITEM 5.  OTHER EVENTS

         On September 25, 2002, Blue River issued the press release attached hereto as an exhibit.



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ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

(c)      EXHIBITS

         99.1* Stock Purchase Agreement, dated as of June 7, 2002, by and among Blue River Bancshares, Inc., and Russell Breeden, III, Wayne C. Ramsey and L. Gene Tanner (filed as Exhibit 99.1 to the Blue River's Form 8-K, dated June 10, 2002, which is incorporated herein by reference).

         99.2**   Press Release, dated September 25, 2002.

         -------------------------

         *   Previously filed
         **  Filed herewith




                                     * * * *


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            BLUE RIVER BANCSHARES, INC.
                                            (Registrant)


Date:  September 27, 2002                   By:  /s/ Patrice Lima
                                               ---------------------------------
                                            Its: Controller
                                                --------------------------------


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                                INDEX TO EXHIBITS


EXHIBIT NO.                                DESCRIPTION

  99.1* Stock Purchase Agreement, dated as of June 7, 2002, by and among Blue River Bancshares, Inc., and Russell Breeden, III, Wayne C. Ramsey and L. Gene Tanner (filed as Exhibit 99.1 to the Blue River's Form 8-K, dated June 10, 2002, which is incorporated herein by reference).

  99.2**          Press Release, dated September 25, 2002.

-------------------------

*  Previously filed
** Filed herewith



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